                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                               ---------------

                                  FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            --------------------

                             BEARCOM GROUP, INC.

             (Exact name of registrant as specified in its charter)


                     Texas                                   75-1893779
          (State of incorporation or               (IRS employer identification
                 organization)                                 number)


              11545 Pagemill Road
                 Dallas, Texas                                    75243
             (Address of principal                             (Zip Code)
               executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                Name of Exchange
                 to be so registered                on which each class is to be registered
                 -------------------                ---------------------------------------
               Common Stock, $0.01 par value         New York Stock Exchange

Securities Act registration statement file number to which this form relates:
333-50869

Securities to be registered pursuant to Section 12(g) of the Act:


                                 Title of Class
                                 --------------
                                      None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box  [    ]

Item 1.        Description of Registrant's Securities to be Registered.

               Reference is made to the information set forth under the heading "Description of Capital Stock" in the registrant's Registration Statement on Form S-1, No. 333-50869 (the "S-!"), filed with the Securities and Exchange Commission on April 23, 1998, as amended, which is incorporated herein by reference.

Item 2.        Exhibits.

               The following exhibits are filed as part of this registration statement:
               *    3.1  Restated Articles of Incorporation of BearCom Group,
                         Inc.
               *    3.2  Amended and Restated Bylaws of BearCom Group, Inc.
               *    4.1  Form of certificate representing shares of BearCom
                         Group, Inc.'s Common Stock.

               * Incorporated in this registration statement by reference to the exhibits with the same exhibit number and designation in the S-1.


                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               BEARCOM GROUP, INC.



                                               By: /s/ JOHN P. WATSON
                                                  -----------------------------
                                                  John P. Watson
                                                  Chairman of the Board
                                                  (Principal Executive Officer)


Date: June 26, 1998





                                      -2-